PROSPECTUS SUPPLEMENT                          FILED PURSUANT TO RULE 424(b)(3)
(To Prospectus dated October 25, 2004)         REGISTRATION NO.  333-96061



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                        1,000,000,000 Depositary Receipts
                     Internet Architecture HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Architecture HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of Internet Architecture HOLDRS" section of the base prospectus shall be replaced with the following:


                                                         Share       Primary
            Name of Company                   Ticker    Amounts   Trading Market
------------------------------------------   -------  ---------- ---------------
3Com Corporation                               COMS         3         NASDAQ
Adaptec, Inc.                                  ADPT         1         NASDAQ
Apple Computer, Inc.                           AAPL         4         NASDAQ
Ciena Corporation                              CIEN         2         NASDAQ
Cisco Systems, Inc.                            CSCO        26         NASDAQ
Dell Inc.                                      DELL        19         NASDAQ
EMC Corporation                                EMC         16          NYSE
Extreme Networks, Inc.                         EXTR         2         NASDAQ
Foundry Networks, Inc.                         FDRY         1         NASDAQ
Gateway, Inc.                                  GTW          2          NYSE
Hewlett-Packard Company                        HPQ       22.2225       NYSE
International Business Machines Corporation    IBM         13          NYSE
Juniper Networks, Inc.                         JNPR         2         NASDAQ
McDATA Corporation                            MCDTA      0.58891      NASDAQ
Network Appliance, Inc.                        NTAP         2         NASDAQ
Napster, Inc.                                  ROXI      0.1646       NASDAQ
Sun Microsystems, Inc.                         SUNW        25         NASDAQ
Sycamore Networks, Inc.                        SCMR         2         NASDAQ
Unisys Corporation                             UIS          2          NYSE
Veritas Software Corporation                   VRTS       0.893       NASDAQ


     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2005.